Exhibit 99.1

FOR IMMEDIATE RELEASE
Michael J. Schall Chief Financial Officer (650) 849-1600	Mary C. Jensen Director of Investor Relations (650) 849-1656

Essex Announces First Quarter 2004 Results
 Reports FFO Per Share of $1.04

Palo Alto, California-April 28, 2004-Essex Property Trust, Inc. (NYSE:ESS), a Real Estate Investment Trust (REIT) with ownership interests in apartment communities located in targeted West Coast markets, today reported operating results for the quarter ended March 31, 2004.

For the quarter ended March 31, 2004, the Company reported net income available to common stockholders of $982,000 or $0.04 per diluted share, as compared to net income available to common stockholders of $10.2 million, or $0.48 per diluted share for the quarter ended March 31, 2003. The Company's results for the period ending March 31, 2004 reflect a non-cash charge, net of minority interests, of $5.0 million, or $0.22 per diluted share, related to the adoption of FIN 46R. In addition, the first quarter 2004 results reflect a cumulative adjustment that increases depreciation expense in the amount of $2.1 million, or $0.09 per diluted share.

On January 1, 2004, the Company adopted Financial Accounting Standards Board (FASB) Interpretation No. 46 (Revised December 2003) (FIN 46R), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51". In connection with the adoption of FIN 46R, the Company consolidated the results and balance sheets of entities owning assets with an aggregate book value of $203.9 million, and recorded a non-cash charge to earnings, net of minority interests, in the amount of $5.0 million. The $5.0 million non-cash charge represents the cumulative effect of a change in accounting principle reflecting, in part, the elimination of interest income recognized from a third party that owns a property that is now being consolidated. Other than the non-cash charge referred to previously, the adoption of FIN 46R did not materially impact the net income of the Company.

 As of the date of this release, the Company and its auditors, KPMG LLP, have not finalized their review of the Company's adoption of FIN 46R and the accounting for certain minority interests related to entities now being consolidated. Accordingly, the results described in this press release and included in the Company's supplemental financial information, which can be obtained on the Company's web site are subject to change pending the completion of the Company's and KPMG LLP's review. If upon the completion of the FIN 46R review there is a change in these results, the Company will issue a press release to update this information.

On January 1, 2004, the Company adopted the fair value method of accounting for its stock-based compensation plans using the retroactive restatement method for all periods presented as provided by Statement of Financial Accounting Standard No. 123 (SFAS 123), "Accounting for Stock-Based Compensation." For the quarters ended March 31, 2004 and 2003, stock-based compensation expense was less than one cent per diluted share.

Funds From Operations (FFO) for the quarter ended March 31, 2004 totaled $26.3 million, or $1.04 per diluted share, compared to $25.2 million, or $1.07 per diluted share, for the quarter ended March 31, 2003, representing an 2.8 percent decrease in FFO per diluted share.

FFO is a supplemental financial measurement defined by the National Association of Real Estate Investment Trusts (NAREIT) to measure and compare operating performance. A reconciliation of FFO to net income (the most directly comparable measure in accordance with the generally accepted accounting principles) is included in the Company's supplemental financial information, which can be obtained on the Company's web site.

For a more comprehensive definition of FFO please refer to the last page of this press release.

Quarter Ended March 31,
	2004	2003 (1)	% Change
	(Dollars in thousands, except per share amounts)
Revenues	$69,377	$58,995	17.6%

Net Income Available to Common Stockholders	$ 982	$10,225	-90.4%
Funds From Operations (FFO)	$26,292	$25,173	4.5%

Per Diluted Share:
Earnings From Continuing Operations	$0.26	$0.48	-45.8%
Net Income Available to Common Stockholders	$0.04	$0.48	-91.7%
Funds From Operations	$1.04	$1.07	-2.8%
  The results for the three months ended March 31, 2003 have been restated to reflect the retroactive adoption of SFAS 123, Accounting for Stock Based Compensation.

Portfolio Composition

The following table compares Essex's regional concentrations for its multifamily portfolio as of March 31, 2004 and March 31, 2003.

	As of March 31, 2004		As of March 31, 2003
	Number of Apartment Homes	%	Number of Apartment Homes	%
Southern California	15,855	59	13,654	57
San Francisco Bay Area	4,605	17	4,293	18
Seattle Metro. Area	4,582	17	4,073	17
Portland Metro. Area	1,371	5	1,371	6
Other	578	2	578	2
Total	26,991	100	23,969	100

Property Operations

The following operating results omit properties in development or lease-up, properties owned less than a year, and properties that are accounted for under the equity method of accounting.

A breakdown of the same-property net operating income results compared to the quarter ended March 31, 2003 for Essex's multifamily properties is as follows:

Quarter Ended March 31, 2004

	Revenues	Operating Expenses	Net Operating Income
Southern California	4.4%	1.3%	5.8%
Northern California	-8.2%	-3.9%	-10.0%
Pacific Northwest	-0.1%	-2.8%	1.4%
Same-Property Average	-0.2%	-1.0%	0.2%

A breakdown of the same-property financial occupancies for Essex's multifamily properties is as follows:

	For the Quarters Ended

	3/31/04	12/31/03	3/31/03
Southern California	96.2%	97.0%	95.2%
San Francisco Bay Area	95.8%	96.4%	95.9%
Pacific Northwest	95.9%	96.0%	94.5%
Same-Property Average	96.0%	96.6%	95.2%

A breakdown of same-property concessions for Essex's multifamily properties is as follows:

	For the Quarters Ended
	(in thousands)
	3/31/04	12/31/03	3/31/03
Southern California	$ 146.8	$ 124.7	$ 134.3
San Francisco Bay Area	166.0	347.1	178.0
Pacific Northwest	154.9	317.9	297.1
Same-Property Average	$ 467.7	$ 789.7	$ 609.4

On a sequential basis, total concessions for the Company's consolidated portfolio decreased to $683,200 for the quarter ended March 31, 2004, compared to $926,600 for the quarter ended December 31, 2003. On a year-over-year basis, total concessions for the quarter ended March 31, 2003 were $807,200. Average same property concessions per turn are included in the Company's supplemental financial information, which can be obtained on the Company's web site.

The following is the sequential percentage change in same-property revenues for the quarter ended March 31, 2004 versus the quarter ended December 31, 2003:

Revenues
Southern California	-0.3%
San Francisco Bay Area	-0.7%
Pacific Northwest	1.5%
All Same-Property	0.0%

Acquisitions

On February 27, 2004, the Company purchased Fountain Park Apartments, a 705-unit multifamily community located in Playa Vista, California, for a contract price of approximately $124.5 million. In connection with the transaction, the Company assumed tax-exempt variable rate bond obligations totaling $83.2 million that mature in 2033. Financing and other agreements require 53 percent of the apartment homes in Fountain Park to be subject to various rent restrictions based on resident income criteria.

On January 28, 2004, the Company purchased Mountain View Apartments, a 106- unit multifamily community located in Camarillo, California for a contract price of approximately $14.3 million. The property is unencumbered.

On January 21, 2004, the Company purchased the improvements of Marina City Club, located in Marina del Rey, California, which include a 101-unit promenade apartment community, an adjacent marina with approximately 340 boat slips and assorted retail space. The total contract price was approximately $27.7 million. The improvements are on a long-term ground lease with the County of Los Angeles that expires in 2067. The property is unencumbered.

Development

As of March 31, 2004, the Company had ownership interests in development communities, which have a combined estimated construction cost of approximately $74.9 million. This amount excludes development projects owned by the Essex Apartment Value Fund, L.P. that are described later in this press release.

The Company does not expect to start any new development projects in 2004. Additional information on the Company's current development projects can be found in the Company's supplemental financial information, which can be obtained on the Company's web site.

Redevelopment

The Company defines redevelopment communities as existing properties owned or recently acquired which have been targeted for further improvement with the expectation of increased financial returns. Redevelopment communities typically have apartment units that are not available for rent and, as a result, may have less than stabilized operations.

The second phase of redevelopment continues on Hillcrest Park, a 608-unit apartment community located in Newbury Park, California. During the quarter, building permits were submitted for the construction of two additional recreation buildings for a total of four recreational buildings on the property. The Company began upgrades on eight apartment homes from two-bedroom/one- bathroom to two-bedroom/two-bathroom configurations.

The Company commenced redevelopment on Kings Road Apartments, a 196-unit apartment community located in Los Angeles, California. During the quarter, the Company began exterior renovations on the property, which are scheduled for completion by the end of the fourth quarter of 2004. In addition, the Company plans to make interior upgrades to the kitchens, bathrooms and flooring.

Financing Activities

On February 20, 2004, the Company prepaid an $8.7 million non- recourse mortgage with an interest rate of 7.8% that was to mature in January 2007. In conjunction with this transaction, the Company paid a $175,000 prepayment fee.

In January 2004, the Company restructured its previously issued $50 million, 9.30% Series D Cumulative Redeemable Preferred Units ("Series D Units"), and its previously issued $80 million, 7.875% Series B Cumulative Redeemable Preferred Units ("Series B Units"). The existing distribution rate of 9.30% of the Series D Units will continue until July 27, 2004 - the end of the original non-call period. On July 28, 2004, the distribution rate on the Series D Units will be reduced to 7.875%. The date that the Series D Units can first be redeemed at the Company's option will be extended by six years to July 28, 2010. The dates that the Series B Units can first be redeemed at the Company's option will be extended from February 6, 2003 to December 31, 2009.

Essex Apartment Value Fund, L.P.

In July 2001, Essex and several institutional partners formed the Essex Apartment Value Fund ("Fund I") to broaden the Company's capital alternatives. Fund I, along with other co-investment activities, provide increased financial flexibility to acquire, develop and redevelop apartment properties in the Company's targeted West Coast markets.

Fund I

Fund I has acquired and committed to develop multifamily properties valued at approximately $640 million (including the cost of completing development and redevelopment projects) and is now considered fully invested. The portfolio is concentrated in Southern California, and is comprised of 15 multifamily communities aggregating 4,396 apartment homes and three development communities totaling 612 apartment homes.

At March 31, 2004 Fund I has two development communities currently under construction, totaling 480 multifamily units and an estimated total cost of $101.7 million. For the communities under construction, approximately $25.9 million remains to be expended.

During the first quarter, Fund I continued redevelopment on Rosebeach Apartments, a 174-unit apartment community located in La Mirada, California. The exterior landscaping was completed during the quarter and the Company is in the process upgrading the parking amenities.

Fund II

The Company is in the process of forming a second Essex Apartment Value Fund ("Fund II"), which is expected to be similar to Fund I in size and structure. Essex anticipates an initial closing of Fund II during the second quarter of 2004.

 Other Company Information

Essex's total market capitalization at March 31, 2004 was approximately $3.0 billion. The Company's mortgage notes payable had an average maturity of 10.1 years and an average interest rate of 6.4 percent. As of March 31, 2004, the Company's debt-to-total-market-capitalization ratio was 37.6 percent.

On February 27, 2004, the Company increased its regular quarterly cash dividend from $0.78 per common share to $0.79 per common share, which was payable on April 15, 2004 to shareholders of record as of March 31, 2004. On an annualized basis, the divided represents a distribution of $3.16 per common share - a 1.3 percent increase.

For the year ending December 31, 2004, the Company maintains estimates that its FFO per diluted share will range from $4.19 - $4.29. For the second quarter ending June 30, 2004, the Company expects that its FFO per diluted share will range from $1.04 - $1.06. This guidance takes into account the impact of several assumptions, many of which were previously described in a separate press release dated December 15, 2003.

This press release and accompanying supplemental financial information has been filed electronically on Form 8-K with the Securities and Exchange Commission and can be accessed on the Company's Web site at www.essexpropertytrust.com. If you are unable to obtain the information via the Web, please contact the Company's Investor Relations at (650) 494-3700.

Conference Call with Management

The Company will host an earnings conference call with management on Thursday, April 29, 2004, at 11:00 a.m. PDT - 2:00 p.m. EDT, which will be broadcast live via the Internet at www.essexpropertytrust.com, and accessible via phone by dialing (800) 478-6251 - a passcode is not required. A replay of the call is also available via the Internet for two weeks following the live call, and can be accessed through the Company's website at www.essexpropertytrust.com. A digital replay is also available at (888) 203-1112 - password 369962. If you are unable to access the information via the Company's Web site, please contact the Investor Relations department at investors@essexpropertytrust.com or by calling (650) 494-3700.

Company Profile

Essex Property Trust, Inc., located in Palo Alto, California and traded on the New York Stock Exchange (ESS), is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast communities. Essex currently has ownership interests in 125 multifamily properties (26,991 units), and has 1,056 units in various stages of development.

Funds from Operations

Funds from Operations, as defined by the National Association of Real Estate Investment Trusts ("NAREIT") is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITS for non-cash charges such as depreciation and amortization of rental properties, gains/ losses on sales of real estate and extraordinary items. Management considers FFO to be a useful financial performance measurement of an equity REIT because, together with net income and cash flows, FFO provides investors with an additional basis to evaluate the performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. FFO does not represent net income or cash flows from operations as defined by generally accepted accounting principles (GAAP) and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO does not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO also does not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Further, Funds from Operations as disclosed by other REITs may not be comparable to the Company's calculation of FFO.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding 2004 FFO per share estimates, our portfolio allocations, anticipated timing of completion and stabilization of property developments and redevelopments, the Company's projected development projects in 2004, future leasing activities, anticipated closing of Fund II, the financial impact of the lease and purchase agreements with respect to the Company's recreational vehicle parks and manufactured housing communities, future construction costs, and estimated values of properties. The Company's actual results may differ materially from those projected in such forward- looking statements. Factors that might cause such a difference include, but are not limited to, changes in market demand for rental units and the impact of competition and competitive pricing, changes in economic conditions, unexpected delays in the development and stabilization of development and redevelopment projects, unexpected difficulties in leasing of development and redevelopment projects, total costs of renovation and development investments exceeding our projections and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). All forward-looking statements are made as of today, and the Company assumes no obligation to update this information. For more details relating to risk and uncertainties that could cause actual results to differ materially from those anticipated in our forward- looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent Report on Form 10-K for the year ended December 31, 2003.

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